BlackRock New York Municipal Income Trust II (the “Registrant”)

77Q1(a):

Copies of material amendments to Registrant’s charter or by-laws

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Statement of Preferences of the Registrant’s Series W-7 Variable Rate Demand Preferred Shares.

Exhibit 77Q1(a)

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